Exhibit 10.13


                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                STANDARD SUBLEASE
                                  MULTI-TENANT

1. Basic Provisions ("Basic Provisions").

     1.1 Parties: This Sublease ("Sublease"), dated for reference purposes only March 15, 2004 is made by and between Milspering, Inc. DBA American Medical Wholesale "Sublessor") and AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC. ("Sublessee"), (collectively the "Parties", or individually a "Party").

     1.2(a) Premises: That certain portion of the Project (as defined below), known as Building A, Pomerado Corporate Center, an approximately 42,191 square foot building of which Sublessee shall lease approximately 5,882 square feet of dedicated space and 1,390 square feet of common space, combined referred to as "Suite A-1" . Common space will be shared by Sublessor and Sublessee. consisting of approximately 6 000 square feet ("Premises"). The Premises are located at 13250 Gregg Street, Suite A-1, Poway, CA 92064, in the City of Poway. County of San Diego, State of California, with zip code 92064. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project."

    1.2(b) Parking: 8 unreserved and zero reserved vehicle parking spaces.

    1.3 Term: !-years and 0 months commencing April 12, 2004
("Commencement Date") and ending April 30, 2005 ("Expiration Date"). Sublessor may continue the Sublease on a month to month basis at the same rate. Either party may terminate this month to month basis with a sixty (60) day written notice. Sublessee shall have right of first refusal to negotiate a new lease for this space after the Lease Term expires, if the Sublessor decides to lease it again at that time. No rate or terms is guaranteed should a new lease be pursued.

     1.4 Early Possession: March 19, 2004 ("Early Possession Date").

     1.5 Base Rent:$ 6,182.38 (approximately 5,882 square feet of dedicated space (@ 94 cents per square foot and approximately 1,390 of common space r8 47 cents per square foot. See attached floorplans from paragraph 1.11 of this sublease.) per month ("Base Rent)", payable on the 1st day of each month commencing May 1, 2004. f7 If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 Lessee's Share of Operating Expenses: zero percent (01%) ("Lessee's Share"). 1.7 Base Rent and Other Monies Paid Upon Execution: (a) Base Rent: $ 3915.51 for the period April 12 through April 30, 2004 (b) Security Deposit: $ 6,182.38 ("Security Deposit"). (c) Other: $ 6,182.38 for Additional Security Deposit ("Security Deposit"). If rent has been paid on-time for 6 months starting May 1, 2004, Additional Security Deposit shall be returned to Sublessee upon written request. (d) Total Due Upon Execution of this Lease: $ 16 280.27.

     1.8 Agreed Use: Production/mixing of food supplements and related products. Sublessee shall independently verify that this use is in conformance to regulations promulgated by governmental authorities, including, but not limited to, City of Poway Zoning Ordinances, prior to the execution of this sublease.

     1.9 Real Estate Brokers:

     (a)Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes): I I N/A represents Sublessor exclusively ("Lessor's Broker"); I I N/A represents Sublessee exclusively ("Lessee's Broker"); or I I N/A represents both Sublessor and Sublessee ("Dual Agency")

     . (b)Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of zero or 0% of the total Base Rent for the brokerage services rendered by the Brokers).

     1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A ("Guarantor').

     1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

1.1 an Addendum consisting of Paragraphs through x an approximate floorplan depicting the Premises and/or Project; I I a current set of the Rules and Regulations; [ ] a Work Letter;
 [x] a copy of the Master Lease;
 [x] other (specify):

[ ] Sublessor at Sublessor expense agrees to obtain the necessary approvals from the owner/Lessor in order to formalize this Sub-Lease Agreement

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2. Premises.

     2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

     2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ('Start Date). Sublessee shall demise the space at Sublessee's expense . Sublessor shall deliver the office portion of the Premises in good condition and the warehouse portion of the Premises in "broom clean" condition. Sublessee shall accept the Premises in the "as is" condition. Sublessee must secure Sublessor's written approval for any tenant improvements or chances. Once the lease term expires Sublessee shall be responsible to return the Premises to the original delivered condition upon request from Sublessor (demising wall shall be exempted if a 12 foot by 12 foot opening is cleared.)

     2.3 Compliance. Sublessee warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessee to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessee shall, except as otherwise provided, promptly after receipt of written notice from Sublessor setting forth with specificity the nature and extent of such noncompliance, rectify the same.

     2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease

     2.5 Americans with Disabilities Act. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: Sublessee's expense.

     2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called "Permitted Size Vehicles." Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

     (a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

     (b) Sublessee shall not service or store any vehicles in the Common Areas.

     (c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

     2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

     2.8 Common Areas - Sublessee's Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

     2.9 Common Areas - Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

     2.10 Common Areas - Changes. Sublessor shall have the right, in Sublessor's sole discretion, from time to time:

     (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, Ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

     (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

     (c) To add additional buildings and improvements to the Common Areas;

     (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof, and

     (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

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3. Possession.

     3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

     3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

     3.4 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

     4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     4.2 Common Area Operating Expenses. Sublessee shall pay to during the term hereof, in addition to the Base Rent, Sublessee's Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions: (a) "Common Area Operating Expenses" are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following: (i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph
(e)), of the following: (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and root drainage systems. (bb) Exterior signs and any tenant directories. (cc) Any fire sprinkler systems. (ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered. (iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections. (iv) Reserves set aside for maintenance and repair of Common Areas. (v) Real Property Taxes. (vi) Insurance premiums.
(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas. (b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

     (c) Sublessee's Share of Common Area Operating Expenses shall be payable by Sublessee within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor's option, however, an amount may be estimated by Sublessor from time to time of Sublessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublessor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee's Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Operating Expenses next becoming due. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee's Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

     4.3 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. HVAC, electrical, water, gas and all other utilities shall be prorated and billed to Sublessee monthly. Sublessee agrees to adjust the prorate allocation if there is a substantial increase over the Sublessor's current base utilities usage. Expenses for maintenance of the HVAC equipment will be prorated. Lessee's obligation for HVAC maintenance or replacement will be limited to $500.00 per lease year.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease.

6. Agreed Use. The Premises shall be used and occupied only for Production/mixing of food supplements and related products and for no other purpose. Sublessee shall take steps to ensure that no odors emanate from Sublessee's dedicated space, and that refuse is quickly disposed of or contained so that no odors emanate from refuse.

7. Late Charges. The rights and obligations of Sublessor and Sublessee as to Late Charges shall be as set forth in Paragraph 13.4 of the Master Lease.

8. Insurance. The rights and obligations of Sublessor and Sublessee as to Insurance shall be as set forth in Section 8 of the Master Lease.

9. Default; Breach; Remedies. The rights and obligations of Sublessor and Sublessee as to Default; Breach; Remedies shall be as set forth in Section 13 of the Master Lease.

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10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finders fee in connection herewith. Sublessee arid Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11. Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation)_

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.


ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.







 Executed at:______________________________         Executed at:________________
 on:________________________________________         on:

 By SUBLESSOR:_____________________________         By SUBLESSEE:

 By:_____         By:______
 Name Printed:    _________Name Printed:
 Title:__         Title:___
 By:_____         By:______
 Name Printed:    _________Name Printed:
 Title:__         Title:
 Address:___________________________________        Address:____________________

Telephone/Facsimile:________________________        Telephone/Facsimile:________
Federal ID No. Federal ID No.


 BROKER:____________________________________        BROKER:_____________________


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(C)2001 - American Industrial Real Estate Association          FORM SBMT-0-4/01E

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Attn:________________________________               Attn:
Title:________________________________              Title:
Address:______________________________              Address:
Telephone/Facsimile:__________________              Telephone/Facsimile:________
Federal ID No.                                      Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:___________________________             Executed At:________________
ore___________________________________              on,_________________________

By MASTER LESSOR:_____________________              By GUARANTOR(S):

                                                    By:

                                                    Name Printed:
By:___________________________________              Address:
Title:_________________________________
                                                    By:
 By:__________________________________              Name Printed:_______________
Name Printed:__________________________             Address:

Telephone/Facsimile:___________________
 Federal ID No.________________________



NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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(C)2001 - American Industrial Real Estate Association          FORM SBMT-0-4/01E